Exhibit 99.1

NEWS RELEASE
COMPUWARE CORPORATION

Corporate Headquarters One Campus Martius • Detroit, Michigan 48226 (313) 227-7300 For Immediate Release October 7, 2009

Compuware to Acquire Gomez

Category Frontrunners Unite to Deliver the First Unified Solution for Optimizing Application Performance Across the Enterprise-Internet Delivery Chain

DETROIT and LEXINGTON, Mass.--October 7, 2009--Compuware Corporation (NASDAQ:CPWR) and Gomez today announced the signing of a definitive agreement for Compuware to acquire privately-held Gomez, Inc. Compuware is the world's leading application performance management software company, and Gomez is the leader in Web application experience management. The $295 million cash acquisition is expected to close in November of 2009.

“Together, Compuware and Gomez provide the industry’s only unified Application Performance Management solution, spanning the Enterprise and Internet,” said Compuware President and Chief Operating Officer Bob Paul. “For business and IT executives who are moving more business-critical applications onto the Internet, Compuware can now offer unified visibility, isolation and resolution of application performance problems from the data center to the customer. Competitive offerings only cover isolated portions of the Enterprise-Internet application delivery chain.”

Headquartered in Lexington, Massachusetts, Gomez employs 272 people around the world. Substantially all of these employees, including the leadership team, are expected to remain with Compuware after the close of the transaction.

“This agreement marks a fundamental breakthrough in how IT and business leaders can manage the performance of all the applications that drive their businesses,” said Jaime Ellertson, Chief Executive Officer and President, Gomez. “The complementary nature of our products and our already-existing product integration will allow Compuware and Gomez to rapidly deliver dramatically extended value to our mutual customers.”

“Compuware’s financial strength, its R&D horsepower, and its geographic reach will benefit both our employees and our customers,” said Richard Brekka, Chairman of the Board, Gomez.

With the addition of Gomez—which delivers its offering through a Software as a Service (SaaS) model—to Compuware’s SaaS revenues, Compuware becomes the world’s leading SaaS infrastructure management provider. SaaS continues to become a more desirable way to acquire software due to a lower cost of ownership and faster, easier adoption and maintenance.

For complete details on how this agreement sets the new standard for managing the performance of business applications, visit http://www.compuware.com/gomez.

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Compuware to Acquire Gomez
October 7, 2009

The completion of the transaction is subject to customary government approvals and the satisfaction of other customary conditions.

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Compuware Corporation

Founded in 1973, Compuware provides software, experts and best practices to ensure applications work well and deliver business value. Compuware helps CIOs optimize end-to-end application performance for leading businesses around the world, including 46 of the top 50 Fortune 500 companies. Learn more at: http://www.compuware.com.

About Gomez

Gomez, Inc. is the leader in Web application experience management, providing an on-demand platform that organizations use to optimize the performance, availability, and quality of their Web and mobile applications. The Gomez platform identifies business-impacting issues by testing and measuring Web applications from the "outside-in" — across all users, browsers, devices, and geographies — using a global network of over 100,000 locations. The self-service Gomez platform integrates Web load testing, Web performance management, cross-browser testing, and Web performance business analysis. Over 2,500 customers worldwide, ranging from small companies to large enterprises — including 12 of the top 20 most visited U.S. Web sites — use Gomez to increase revenue, build brand loyalty, and decrease costs.

Conference Call Information

Compuware will host a conference call to discuss this agreement at 8:30 a.m. Eastern time (12:30 GMT) today. To join the conference call, interested parties from the United States should call 800-230-1092. For international access, the conference call number is +1-612-326-1027. No password is required. To download the presentation that will be used during the conference call, visit http://compuware.com/gomez.

A conference call replay will also be available. The United States replay number will be 800-475-6701, and the international replay number will be +1-320-365-3844. The replay passcode will be 118303. Additionally, investors can listen to the conference call via webcast by visiting the Compuware Corporation Investor Relations web site at http://www.compuware.com.

Press Contact

Lisa Elkin, Vice President, Marketing and Communications, Compuware Corporation, 313-227-7345, lisa.elkin@compuware.com.

For Sales and Marketing Information

Compuware Corporation, One Campus Martius, Detroit, MI 48226, 800-521-9353, http://www.compuware.com

Certain statements in this press release and announcement may constitute forward-looking statements. These forward-looking statements involve a number of known and unknown risks, uncertainties and other factors that may cause such forward-looking statements not to be realized and that could cause actual results to differ materially from Compuware's expectations in these statements. These risks and uncertainties include: the anticipated timing of filings and approvals relating to the acquisition; the satisfaction of the other closing conditions; the expected timing of the completion of the acquisition; the ability to successfully integrate the products and employees of Compuware and Gomez; the ability to successfully develop and market new products and services, and the uncertainty of whether such new products and services will achieve market acceptance or result in revenue growth; and the continued performance or market growth of Compuware’s products. For more information about other risks that could affect the forward-looking statements herein, please see Compuware's most recent quarterly report on Form 10-Q, annual report on Form 10-K and other filings made with the Securities and Exchange Commission. Compuware expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law.